UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2021

Avita Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39059	85-1021707
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28159 Avenue Stanford, Suite 220, Valencia, CA 91355	661.367.9170
(Address of principal executive offices, including Zip Code)	(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RCEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On August 26, 2021, Avita Medical, Inc. (the “Company”), reported financial results for its fourth quarter of fiscal year 2021, ended June 30, 2021 and certain other business updates. A copy of the press release is furnished herewith as Exhibit 99.1. The information in this Item 2.02 and in the press release furnished hereto as Exhibit 99.1 is not to be considered “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into the Registrant’s filings under the Securities Act of 1933, as amended (the “Securities Act”).

Item 8.01.	Other Events

The Company has prepared an informational company presentation to be used in connection with general corporate presentations, a copy which is furnished herewith as Exhibit 99.2 The information in the company presentation furnished hereto as Exhibit 99.2 is not to be considered “filed” for purposes of the Exchange Act, and is not incorporated by reference into the Registrant’s filings under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	AVITA Medical Reports Fourth Quarter and Fiscal Year 2021 Financial Results

99.2	AVITA Medical company presentation August 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2021
AVITA MEDICAL, INC.

	By:	/s/ Donna Shiroma
	Name:	Donna Shiroma
	Title:	General Counsel